Exhibit 99.1
Press Release
For Immediate Release
TRIDENT MICROSYSTEMS PROVIDES UPWARD
REVISED GUIDANCE FOR FISCAL FIRST QUARTER
SANTA CLARA, Calif., Oct. 5, 2009 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television market, today provided revised guidance for its fiscal first quarter ended Sept. 30, 2009.
The company currently expects to report revenue of approximately $31 million for the quarter, up from prior guidance of $22-$25 million. The increase primarily relates to increased sales of discrete products. The company expects to report a lower non-GAAP operating loss in the range of approximately $10 million, as compared with earlier guidance of $12-$14 million. The company expects to report cash of approximately $161 million at quarter end which is slightly lower than guidance based upon the timing of working capital in the quarter.
The company expects to report its full results for the fiscal first quarter the week of Oct. 26, 2009.
Separately today, Trident and NXP Semiconductors announced that they have signed a definitive agreement whereby Trident will acquire NXP’s television systems and set-top box business lines. Trident would remain fabless with a significant presence in Asia and as a result of the transaction would have a global leadership position in the digital home entertainment market. Under the terms of the transaction, NXP will receive newly issued shares of Trident common stock equal to 60% of the total shares outstanding post-closing, including approximately 6.7 million shares that NXP will purchase at a price of $4.50 per share, resulting in cash proceeds to Trident of $30 million.
Investor Conference Call Today at 8 AM Eastern Time
Management will host a conference call at 5:00 am Pacific Time today (8:00 am Eastern Time). The domestic dial in is 866-730-5769; the international dial-in is 857-350-1593. Passcode: 59258241. A replay of the conference call will be available for two weeks, beginning approximately two hours following the conference call and will be accessible by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 26148685. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com; institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization of intangible assets from the acquisition of Trident’s Beijing subsidiary and the purchase of the minority interests of Trident’s Taiwan subsidiary (Trident Technologies, Inc.), impairment loss, backlog amortization, capital gains and losses and dividend income. Upon release of its full financial results, a detailed reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in a table following non-GAAP Consolidated Statements of Operations.

Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the first quarter of fiscal year 2010. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, the risk that our reported results may be materially different from our expected results, our failure to complete the acquisition with NXP, our failure to achieve the economies of scale, revenue growth, operating synergies and efficiencies of the acquisition; the result of any regulatory review of the proposed transaction; approval of the acquisition by the stockholders of Trident and satisfaction of various other conditions to the closing of the acquisition; our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet; the timing of product introductions; the ability to obtain design wins among major OEMs for Trident’s products; competitive pressures, including pricing and competitors’ new product introductions; the impact of the deteriorating global macroeconomic environment, the increasingly competitive DTV market; and our ability to retain key employees following completion of the acquisition. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs for digital media applications, such as digital television and LCD television. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

Important Additional Information Will be Filed with the SEC
This communication is being made in respect of the proposed acquisition involving Trident and NXP. In connection with the proposed Acquisition, Trident plans to file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement as well as other documents regarding the proposed transactions. The definitive Proxy Statement will be mailed to stockholders of Trident. INVESTORS AND SECURITY HOLDERS OF TRIDENT ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Trident through the website maintained by the SEC at http://www.sec.gov. In addition, Trident’s SEC filings may be obtained free of charge from Trident’s website (www.tridentmicro.com) or by calling Trident’s Investor Relations department at (408) 764-8808.
Trident and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Trident’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which was filed with the SEC on September 11, 2009, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on October 17, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.
Investor Contact:
Swenson Partners for Trident Microsystems
John Swenson
Tel: 415-302-2324
Email: john@swenson-partners.com
Web site: http://www.tridentmicro.com